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                                                                     Exhibit 5.1
                                                                     -----------

                                Hunton & Williams
                              951 East Byrd Street
                          Riverfront Plaza, East Tower
                               Richmond, VA 23219

                                November 15, 2001

Lowe's Companies, Inc.
1605 Curtis Bridge Road
Wilkesboro, North Carolina 28697

                       Registration Statement on Form S-8
                  Relating to 30,000,000 Shares of Common Stock
                          Covering 2001 Incentive Plan
                          ----------------------------

Ladies and Gentlemen:

     We have acted as counsel to Lowe's Companies, Inc., a North Carolina corporation (the "Company"), in connection with the registration by the Company of an aggregate of 30,000,000 shares of common stock, par value $0.50 per share (the "Common Stock"), as set forth in the Registration Statement on Form S-8 (the "Registration Statement") covering the Company's 2001 Incentive Plan that is being filed today with the Securities and Exchange Commission (the "Commission") by the Company.

     In rendering this opinion, we have relied upon, among other things, our examination of such records of the Company and certificates of its officers and of public officials as we have deemed necessary.

     Based upon the foregoing, we are of the opinion that:

     1. the Company is duly incorporated, validly existing and in good standing under the laws of the State of North Carolina; and

     2. the Common Stock has been duly authorized and, upon the issuance and sale of the Common Stock in accordance with the Company's 2001 Incentive Plan filed as Exhibit 4.4 to the Registration Statement, the Common Stock will be validly issued, fully paid and nonassessable.

     We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.

                                                     Very truly yours,

                                                     /s/ Hunton & Williams